Exhibit 2.1 SHARE PURCHASE AGREEMENT This Share Purchase Agreement (this “Agreement”) is made and entered into as of May 22, 2018 (the “Effective Date”), between Virgil AcquisitionCo Inc., a British Columbia Company (“Buyer”), OnTargetJobs Canada, Inc., a British Columbia company (the “Company”), and DHI Group, Inc., a Delaware corporation (“Seller”). Buyer, the Company and Seller are sometimes individually called a “Party” and collectively called the “Parties.” Seller owns 200 Common Shares without par value in the capital of the Company, which represents all of the issued and outstanding shares in the capital of the Company (collectively, the “Shares”). Buyer wishes to purchase the Shares from Seller, and Seller wishes to sell the Shares to Buyer, in each case pursuant to the terms and conditions in this Agreement. By signing this Agreement, each Party represents and warrants that it has read, understands and agrees to be bound by all terms and conditions of this Agreement. The Parties agree as follows: 1. Definitions. The following terms have the following respective meanings (and capitalized terms not defined in this Section 1 have the meanings set forth in the other sections of this Agreement): “Accounts Receivable” means all accounts receivable, notes receivable and other monies due for sales and deliveries of goods or performances of services by the Company arising out of the conduct of the Business, and the full benefit of all security for such accounts or rights to payment, including all trade, vendor and other accounts receivable representing amounts receivable in respect of goods sold or services rendered to customers of the Business or in respect of amounts refundable or otherwise due to the Company from vendors, suppliers or other Persons. “Acquired Employees” has the meaning set forth in Section 4(e)(i). “Adjustment Amount” has the meaning set forth in Section 3(a). “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Ancillary Agreements” has the meaning set forth in Section 4(a)(vii). “Averaged Termination Cost” has the meaning set forth in Section 4(f)(iv). “Business” means the Hcareers business of providing job postings for the hotel, restaurant, food service, casino and assisted living industries, operated by the Company prior to the Closing.

Exhibit 2.1 “Business Employees” means the Acquired Employees and the Offer Employees. “Buyer Parties” means Buyer and its subsidiaries and Affiliates (including the Company after the Closing) and their respective officers, directors, managers, members, employees, representatives, agents, successors and assigns. “Cash” means the aggregate amount of all cash, cash equivalents and marketable securities held by the Company, calculated in accordance with GAAP; provided that Cash shall be calculated net of issued but uncleared checks and drafts but shall include checks and drafts deposited for the account of, or received by, the Company. “Cash Purchase Price” means an amount of Sixteen Million Five Hundred Thousand dollars ($16,500,000). “Closing Date” has the meaning set forth in Section 4(a). “Closing Statement” has the meaning set forth in Section 3(b). “Code” means the Internal Revenue Code of 1986, as amended, or analogous laws of other Governmental Authorities. “Collected Accounts Receivable” means (i) the amount actually collected by the Company from the day after the Effective Date through the Collected Receivables Date on the account of Accounts Receivable of the Company that have been taken into account in the calculation of the Estimated Adjustment Amount, plus (ii) 5% of the amount of the Accounts Receivable of the Company that have been taken into account in calculation of the Estimated Adjustment Amount; provided, that the Collected Accounts Receivable cannot exceed an amount equal to the aggregate amount of Accounts Receivable of the Company that have been taken into account in the calculation of the Estimated Adjustment Amount. “Collected Receivables Date” means the date that is ninety (90) days after the Effective Date. “Company Sites” has the meaning set forth in Section 5(g). “Confidential Information” has the meaning set forth in Section 10. “Credit Agreement” means the Amended and Restated Credit Agreement, dated as of November 24, 2015, among DHI Group, Inc., Dice Inc. and Dice Career Solutions, Inc., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and the other parties thereto, as may be amended or supplemented from time to time. “Direct Claim” has the meaning set forth in Section 9(c). “Disclosure Schedules” has the meaning set forth in Section 5. 2

Exhibit 2.1 “Dispute Notice” has the meaning set forth in Section 3(b). “Effective Date” has the meaning set forth in the preamble of this Agreement. “Employee Benefit Plan” has the meaning set forth in Section 5(p). “Employment Agreement” means any employment contract, consulting agreement, termination or severance agreement, salary continuation agreement, change of control agreement, non-compete agreement or any other agreement, whether written or oral, respecting the terms and conditions of employment or payment of compensation, or of a consulting or independent contractor relationship in respect to any current or former officer, employee, consultant or independent contractor. “Employment Matters” has the meaning set forth in Section 5(o)(iii). “Encumbrance” means any pledge, lien, charge, security interest, lease, license, title retention, mortgage, restriction, easement, right-of-way, title defect, option, right of first offer or refusal, purchase right, adverse claim or encumbrance of any kind (other than restrictions on transfer under applicable securities Laws). “Environmental Claim” means any Proceeding, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit. “Environmental Law” means any applicable Law, and any governmental order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any analogous Laws of other Governmental Authorities): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Occupational Safety and Health Act of 1970, as amended, 3

Exhibit 2.1 29 U.S.C. §§ 651 et seq.; the Canadian Environmental Protection Act, 1999 (S.C. 1999, c. 33); the Transportation of Dangerous Goods Act, 1992 (S.C. 1992, c. 34); the Environmental Management Act [SBC 2003] c. 53; the Water Sustainability Act [SBC 2014] CHAPTER 15; the Water Protection Act [RSBC 1996] CHAPTER 484 and the Workers Compensation Act [RSBC 1996], CHAPTER 492. “Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit. “Environmental Permit” means any permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law. “Escrow Account” has the meaning set forth in Section 3(d). “Escrow Agent” means Wilmington Trust. “Escrow Agreement” means the Escrow Agreement attached hereto as Exhibit A. “Escrow Amount” means One Million Six-Hundred and Fifty Thousand dollars ($1,650,000). “Escrow Period” means the period of time beginning on the Closing Date and ending on the 12-month anniversary thereof. “Estimated Adjustment Amount” has the meaning set forth in Section 3(a). “Estimated Cash” has the meaning set forth in Section 4(a)(ix). “Estimated Closing Payment” means the Cash Purchase Price, plus or minus (as applicable) the Estimated Adjustment Amount. “Final Adjustment Amount” has the meaning set forth in Section 3(b). “Final Closing Payment” means the Cash Purchase Price, plus or minus (as applicable) the Final Adjustment Amount. “Financial Statements” has the meaning set forth in Section 5(d)(i). “FLSA” mans the U.S. Fair Labor Standards Act and the rules and regulations promulgated thereunder, together with any analogous Laws of other Governmental Authorities. “Fundamental Representations” means, with respect to Seller, the representations and warranties set forth in Section 5(a) (Organization; Authority; Enforcement), Section 5(b) (No Conflict; No Consents), Section 5(c) (Capitalization), Section 5(m) (Related Party Transactions), 4

Exhibit 2.1 Section 5(n) (Taxes) and Section 5(r) (Brokers); and, with respect to Buyer, the representations and warranties set forth in Section 6 (Representations and Warranties of Buyer). “GAAP” means generally accepted accounting principles in the United States and Canada, consistently applied. “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government (including taxing authorities) or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls. “Indebtedness” means, with respect to the Company, (i) indebtedness for borrowed money or evidenced by notes, bonds, debentures or similar instruments, (ii) obligations under letters of credit, (iii) obligations under equipment, vehicle, financing or capital leases, (iv) the deferred purchase price of assets, services or securities (other than ordinary course trade accounts payable that are not past due), (v) obligations with respect to surety bonds and other financial guarantees, (vi) interest rate protection agreements, hedging or swap obligations or similar arrangements, (vii) margin debt, (viii) obligations secured by an Encumbrance on the Company’s assets or equity interests, (ix) amounts owed to Seller or any of Seller’s affiliates, (x) guarantees of the obligations described in clauses (i)-(ix) foregoing of any other person or entity, and (xi) all interest, premiums, penalties, charges, fees and other amounts due in connection with the payment in full of the foregoing and/or required to fully release any Encumbrances on the Company’s assets or equity interests. “Indemnified Party” has the meaning set forth in Section 9(a). “Indemnifying Party” has the meaning set forth in Section 9(a). “Independent Accountant” means Grant Thornton LLP. “Intellectual Property Assets” means all of the business names, domain names, trade names, trademarks, service marks, trade dress, branding, goodwill, trade secrets, know-how, patents, inventions, copyrights, works of authorship, moral rights, source code, object code, software, databases, libraries, website content, mobile applications and content, social media and networking accounts, content and assets, and other intellectual property rights and proprietary information used by the Company or the Business, including, without limitation, as more particularly described on Schedule 1. 5

Exhibit 2.1 “IT Assets” means the assets included in the information technology systems used by the Company or the Business (including software, hardware, computer systems, servers, networks, platforms, interfaces, applications, websites, telecommunications systems and related documentation), including, without limitation, as more particularly described on Schedule 1. “Latest Balance Sheet” has the meaning set forth in Section 5(d)(i). “Law” means any federal, state, provincial, municipal and local statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority. “Lenders” has the meaning set forth in Section 4(a)(xiii). “Losses” has the meaning set forth in Section 7. “Material Advertisers” has the meaning set forth in Section 5(l). “Material Contract” has the meaning set forth in Section 5(k). “Material Customers” has the meaning set forth in Section 5(l). “Material Partners” has the meaning set forth in Section 5(l). “Material Vendors” has the meaning set forth in Section 5(l). “Material Adverse Effect” means any event, occurrence, fact, condition or change that has a material adverse effect on (a) the Business, results of operations, financial condition or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement or the Ancillary Agreements. “Offset Period” has the meaning set forth in Section 4(f)(i). “Open Matters” has the meaning set forth in Section 3(b). “Paid Termination Cost” has the meaning set forth in Section 4(f)(iv). “Person” means an individual, corporation, partnership, joint venture, limited liability 6

Exhibit 2.1 company, Governmental Authority, unincorporated organization, trust, association or other entity. “Personal Information” means any information that, alone or in combination with other information, identifies or enables the identification of or contact with any individual, including an individual’s name, address, telephone number, email address, date of birth, photograph, social security number or tax identification number, credit card number, bank information, biometric identifiers, national provider identifier, medical education identifier or medical licensure information. “Post-Closing Tax Period” means all taxable periods beginning after the Effective Date and the portion beginning after the Effective Date for any Straddle Period. “Pre-Closing Tax Period” means all taxable periods ending on or before the Effective Date and the portion through the end of the Effective Date for any Straddle Period. “Proceeding” means any action, suit, litigation, arbitration, mediation, hearing, audit, investigation, claim, charge, complaint or proceeding (whether civil, criminal, administrative, Tax, investigative or informal). “Related Parties” has the meaning set forth in Section 5(m). “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture). “Release Date” has the meaning set forth in Section 9(f). “Restricted Business” means the business of providing job postings specifically for the hotel, restaurant, food service, casino and assisted living industries. “Restricted Period” has the meaning set forth in Section 13. “Review Period” has the meaning set forth in Section 3(b). “Seller Insurance Policies” has the meaning set forth in Section 12. “Straddle Period” means a taxable period that includes (but does not end on) the Effective Date. “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body or, (if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such 7

Exhibit 2.1 first Person or by another Subsidiary of such first Person. “Target Working Capital” means One Million Eight Hundred Thousand dollars ($1,800,000). “Tax” or “Taxes” means (a) any federal, state, local or foreign income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever that is imposed by any Governmental Authority and includes all interest, penalties, fines or other additional amounts imposed by any Governmental Authority with respect to the foregoing, and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group, as a transferee or successor, by contract or otherwise. “Tax Act” means the Income Tax Act (Canada), as amended. “Tax Benefit” means any refund or credit of Taxes payable or reduction in the amount of Taxes that otherwise would have been paid. “Tax Claim” has the meaning set forth in Section 11(c). “Tax Return” has the meaning set forth in Section 11(b)(i). “Termination Cost” has the meaning set forth in Section 4(f)(ii). “Termination Notice” has the meaning set forth in Section 4(f)(iii). “Territory” means The United States and Canada. “Third Party Claim” has the meaning set forth in Section 9(b). “Transaction Expenses” means, to the extent not paid by the Company, and without duplication to amounts included as Indebtedness or Working Capital, the Seller or otherwise prior to the Closing Date, the fees, costs and expenses incurred by the Company on or prior to the Closing Date in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including (i) all fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts in connection with the Transactions contemplated hereby, (ii) amounts payable (including any stay bonuses or “success fees”, any change of control payments, bonuses, retention obligations or similar amounts due by the Company in connection with the transactions contemplated hereby (and any related employment Taxes payable by the Company) and any amounts payable to offset any excise Taxes imposed under Section 4999 of the Code and any related Taxes) by the Company to or for the benefit of current or former officers, directors or employees of the Company, including accrued and unpaid bonuses as of the Closing Date but excluding, for the avoidance of doubt, any amounts that become payable as a result of any actions taken by the Buyer or the Company 8

Exhibit 2.1 following the Closing, and (iii) any prepayment, breakage, make-whole or similar penalties or charges payable in connection with the discharge of any Transaction Expenses of the Company described in the preceding clauses (i) through (ii). “Transition Services Agreement” has the meaning set forth in Section 4(a)(ii). “WARN Act” means the U.S. Worker Adjustment and Retraining Notification Act and the rules and regulations promulgated thereunder, together with any analogous Laws of other Governmental Authorities. “Working Capital” means an amount, which may be positive or negative, equal to the current Accounts Receivable and prepaid expenses of the Company, minus the current account payables and accrued expenses of the Company, in each case calculated in accordance with GAAP and that are included in the line item categories set forth on the statement attached hereto as Exhibit A; provided that Working Capital does not include (i) Cash, (ii) Indebtedness, (iii) Transaction Expenses, (iv) deferred revenue, or (v) except for reserves in respect of sales Taxes of the Company, any Tax assets or Tax liabilities; provided further that for purposes of calculation of the Closing Statement pursuant to Section 3(b) the Accounts Receivable taken into consideration shall be limited to the Collected Accounts Receivable. 2. Purchase and Sale of Shares. Buyer hereby purchases from Seller, and Seller hereby sells, transfers, conveys, assigns and delivers to Buyer, free and clear of any Encumbrances, all of Seller’s right, title and interest in, to and under the Shares, pursuant to the terms and conditions in this Agreement. 3. Payment of Purchase Price; Post-Closing Adjustments. (a) Payment of Purchase Price. The purchase price payable by the Buyer to the Seller for the Shares shall be the Cash Purchase Price, subject to the Adjustment Amount, if any. The Cash Purchase Price payable to Seller will be (i) increased by the amount, if any, of Cash (calculated as of the close of business on the Effective Date), (ii) increased by the amount, if any, by which Working Capital (calculated as of the close of business on the Effective Date) exceeds Target Working Capital; (iii) decreased by the amount, if any, by which Target Working Capital exceeds Working Capital (calculated as of the close of business on the Effective Date); and (iv) decreased by the amount, if any, of Indebtedness and Transaction Expenses (each calculated as of the close of business on the Effective Date). The net amount by which the Cash Purchase Price payable to Seller is increased or decreased (as applicable) in accordance with the previous sentence is the “Adjustment Amount.” The attached Exhibit A sets forth an estimated statement as of the Effective Date prepared by the Parties containing their agreed estimates of Cash and Working Capital (each calculated as of the close of business on the Effective Date), Indebtedness and Transaction Expenses (each calculated as of the close of business on the Effective Date) and their agreed estimate of the Adjustment Amount (the “Estimated Adjustment Amount”). The statement reflected on Exhibit A shall be prepared using accounting principles, practices and methods consistent with those used in preparing the Financial Statements and determining the Target Working Capital. Notwithstanding the foregoing, without prejudicing the Final Adjustment Amount, and although Seller has estimated the Working Capital as of the close of 9

Exhibit 2.1 business on the Effective Date to be $2,279,099, the Parties have agreed that for the purpose of calculating the Estimated Adjustment Amount, the estimated Working Capital as of the close of business on the Effective Date shall be $2,000,000 as reflected on Exhibit A. (b) Post-Closing Adjustments. Within 120 days after the Effective Date, Buyer shall prepare a statement as of the Effective Date (the “Closing Statement”) containing Buyer’s good faith determination of (A) Cash and Working Capital (each calculated as of the close of business on the Effective Date), (B) Indebtedness and Transaction Expenses (each calculated as of the close of business on the Effective Date), (C) Buyer’s calculation of the Collected Accounts Receivable, and (D) Buyer’s calculation of the Adjustment Amount, which Closing Statement shall have been prepared by Buyer using accounting principles, practices and methods consistent with those used in preparing the Financial Statements and determining the Target Working Capital and calculated in a manner consistent with Exhibit A. Seller will have 45 days after it receives the Closing Statement (the “Review Period”) to notify Buyer in writing whether it agrees with the Closing Statement. If Seller notifies Buyer that it agrees with, or if Seller does not send a Dispute Notice with respect to, the Closing Statement within the Review Period, then the Closing Statement will be deemed agreed and will be conclusive, final and binding on the Parties. If Seller notifies Buyer in writing within the Review Period that it does not agree with the Closing Statement, which notice must include the amount of and basis for the disagreement and supporting documentation (the “Dispute Notice”), then Seller and Buyer shall negotiate in good faith to resolve the disagreement, and any matters in the Dispute Notice that are resolved in writing by Seller and Buyer will be conclusive, final and binding on the Parties. Any portion of the Closing Statement that is not disputed in the Dispute Notice will be deemed agreed and will be conclusive, final and binding on the Parties. If Seller and Buyer do not resolve all of the matters in the Dispute Notice within 30 days after Buyer receives the Dispute Notice (or such longer period as they agree) then they shall submit the remaining unresolved matters (the “Open Matters”) to the Independent Accountant for resolution. If Open Matters are submitted to the Independent Accountant, (i) Seller and Buyer shall provide to the Independent Accountant such documents and information relating to the Open Matters as the Independent Accountant reasonably requests and will have the opportunity to present the Open Matters to the Independent Accountant (and copies of any materials provided by any Party to the Independent Accountant shall be delivered concurrently to the other Parties); (ii) the Independent Accountant shall consider only the Open Matters, shall base its determination solely on the materials submitted by Seller and Buyer and this Section 3(b) and related definitions (and not on an independent review) and may not assign a value to any item greater than the greatest value or less than the smallest value claimed by the Parties in the Closing Statement or the Dispute Notice; (iii) Seller and Buyer shall instruct the Independent Accountant to provide a written determination of the Open Matters within 60 days of their submission, and such determination will be conclusive, final and binding on the Parties (except in the case of manifest error or fraud); (iv) Seller and Buyer shall each pay 50% of the fees and costs of the Independent Accountant; and (v) the Independent Accountant shall act as an expert, not as an arbitrator, in determining the Open Matters. No later than 5 business days following the final agreement or determination of the Adjustment Amount pursuant to this Section 3(b) (the “Final Adjustment Amount”), the following payments shall be made: (A) if the Final Closing Payment is less than the Estimated Closing Payment, Seller shall pay to Buyer cash in an amount equal to the difference between the Estimated Closing Payment and the Final Closing Payment; and (B) if the Final Closing Payment is greater than the 10

Exhibit 2.1 Estimated Closing Payment, Buyer shall pay to Seller cash in an amount equal to the difference between the Final Closing Payment and the Estimated Closing Payment. Any amount paid pursuant to this Section 3(b) will be treated as an adjustment to the Cash Purchase Price for tax reporting purposes. (c) Subsequent Collection of Accounts Receivable. Buyer shall use commercially reasonable efforts to collect the Company’s Accounts Receivable outstanding as of the Effective Time. The Buyer shall pay to the Seller, from time to time, any amounts collected by the Company during the period commencing on and the date that is 91 days after the Effective Time through the date that is the one-year anniversary of the Effective Time on account of Accounts Receivable that have been included in the Working Capital calculation; provided, that Buyer shall not be required to continue and pay to Seller any amounts so collected if the amounts already transferred to Seller pursuant to this Section 3(c), plus the amount of the Collected Accounts Receivable, is equal to or greater than the aggregate amount of Accounts Receivable of the Company that have been taken into account in the calculation of the Estimated Adjustment Amount. No later than 30 days after the 12-month anniversary of the Closing Date, the Buyer shall (i) prepare and deliver to Seller a statement containing Buyer’s good faith determination of any Accounts Receivables collected pursuant to this Section 3(c), and (ii) transfer to Seller title and ownership of any Accounts Receivable outstanding as of the Effective Time that had not been collected by the 12-month anniversary of the Closing Date. (d) Escrow Account. Pursuant to the provisions of the Escrow Agreement, at the Closing, the Buyer shall deposit the Escrow Amount with the Escrow Agent, by wire transfer of immediately available funds, to be held in an account (the “Escrow Account”) in trust to secure and serve as a fund with respect to any indemnification obligations of the Seller pursuant to this Agreement and to offset any expenses incurred by the Company pursuant to Section 4(f) below. The Escrow Amount shall be disbursed to the Seller following the twelve (12) month anniversary of the Closing Date, less any amounts disbursed for the payment or withholding, in accordance with the terms of the Escrow Agreement, of pending indemnification obligations asserted pursuant to Section 9 hereof, in accordance with the terms of this Agreement and the Escrow Agreement. (e) Withholding Rights. Notwithstanding anything to the contrary herein, Buyer shall be entitled to deduct and withhold from any payment otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of any applicable Tax Law and to pay such amounts to the appropriate Governmental Authority. To the extent that amounts are so deducted, withheld and paid by the Buyer, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction, withholding, and payment was made. 4. Closing Transactions and Deliveries; Further Actions; Certain Post-Closing Matters. (a) The Closing; Closing Deliveries. The closing of the transactions under this Agreement (the “Closing”) will take place on the Effective Date (the “Closing Date”). At the Closing: 11

Exhibit 2.1 (i) Seller shall deliver to Buyer, accompanied by a duly executed stock power or other instrument of transfer, the certificate(s) representing the Shares. (ii) Seller shall enter into a transition services agreement with Buyer, or an Affiliate of Buyer, in the form agreed to by the Parties and attached hereto as Exhibit B (the “Transition Services Agreement”). (iii) Seller shall deliver to the Buyer a counterpart of the Escrow Agreement, duly executed by the Seller and the Escrow Agent. (iv) Seller shall deliver to Buyer all check books and credit/debit cards of the Company. (v) Seller shall deliver to Buyer (in each case to the extent not accessible by Buyer automatically as a result of the Closing) all tangible assets and all contracts, books and records of the Company and the Business. (vi) Seller shall deliver to Buyer resignations, effective as of the Closing, of each director and officer of the Company. (vii) Seller shall deliver to Buyer a certificate signed by the Secretary of the Company and the Secretary of Seller, dated as of the Effective Date, attaching and certifying as to the following: (i) in the case of the Seller, the certificate of incorporation and bylaws of the Company and Seller and any amendments thereto, (ii) in the case of the Company, the certificate of amalgamation, the notice of articles and the articles of the Company, (iii) the resolutions of the Company’s and Seller’s boards of directors approving the execution, delivery, performance and consummation by the Company and Seller of this Agreement and any other agreement, certificate or instrument entered into or delivered by the Parties in connection with this Agreement (the “Ancillary Agreements”), and (iv) certificates of good standing of the Company and Seller from the British Columbia Registry Services and the Secretary of State of Delaware, respectively, dated May 8, 2018. (viii) Seller shall deliver to Buyer a certificate of the Secretary of Seller, dated as of the Effective Date, certifying the names and signatures of the officers of the Seller authorized to sign this Agreement, the Ancillary Agreements and the other documents to be delivered hereunder and thereunder. (ix) Buyer shall pay to Seller the Estimated Closing Payment less (A) the estimated amount of Cash set forth in Exhibit A (the “Estimated Cash”), which shall be paid in accordance with Section 4(b), and (B) the Escrow Amount, by wire transfer to the accounts provided by Seller to Buyer in writing on or prior to the Effective Date. (x) Buyer shall pay the Escrow Amount to the Escrow Account. 12

Exhibit 2.1 (xi) Buyer shall pay, on behalf of the Company, the Transaction Expenses specified on the attached Exhibit A, by wire transfer to the accounts provided by Seller to Buyer in writing on or prior to the Effective Date. (xii) Buyer shall deliver to the Seller a counterpart of the Escrow Agreement duly executed by the Buyer. (xiii) Seller shall deliver to Buyer (A) a consent and release agreement from the administrative agent and lenders under the Credit Agreement (collectively, “Lenders”), in form and substance satisfactory to Buyer, consenting to the transactions contemplated under this Agreement and providing that, upon the Closing, (1) the Company will automatically and irrevocably be released from all obligations under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), including as a subsidiary guarantor under the Credit Agreement, (2) any Encumbrances that Lenders have placed on the Company’s assets or equity interests will automatically and irrevocably terminate and be released, and (3) Lenders will file or authorize the filing of applicable Personal Property Security Act (Canada) and/or Uniform Commercial Code termination statements and/or other release documents (including with respect to the Intellectual Property Assets) and analogous documents under the applicable Laws, in form and substance satisfactory to Buyer, to effect and evidence the release of any Encumbrances on the Company’s assets or equity interests; and (B) evidence satisfactory to Buyer that each holder of any Encumbrances on the Company’s assets or equity interests (other than Lenders) has irrevocably released such Encumbrances and filed applicable Personal Property Security Act (Canada) and/or Uniform Commercial Code termination statements and/or other release documents and analogous documents under the applicable Laws with respect to such Encumbrances. (b) Payment of Estimated Cash. No later than on the day following the Closing Date, Buyer shall pay to Seller an amount equal to the Estimated Cash by wire transfer to the accounts provided by Seller to Buyer in writing on or prior to the Effective Date. (c) Further Actions. At any time and from time to time after the Effective Date and without further consideration, Seller shall promptly execute and deliver such agreements and instruments, and take such actions, as Buyer may reasonably request in order to transfer, convey, record and assign the Shares to Buyer, permit Buyer and the Company to operate the Business as currently conducted and otherwise carry out the purpose and intent of this Agreement (including amending the authorized signatories and other instructions given by the Company to its banks). (d) Use of Intellectual Property Assets. Within 30 days after the Effective Date, Seller shall, and shall cause its Affiliates to, cease using the Intellectual Property Assets (including on websites) that are used by the Business and shall deliver to Buyer or destroy (at Buyer’s option) any marketing or similar materials containing any Intellectual Property Assets. 13

Exhibit 2.1 (e) Employee Benefits. (i) Effective as of the Closing Date, all employees of the Company listed on Schedule 4(e)(i) (the “Acquired Employees”) will continue to receive from Buyer (which, for purposes of this section, includes any affiliate thereof, including the Company), in the aggregate, the same or higher base salary or wage rate, incentive compensation and bonus opportunities, as applicable, as in effect on the Closing Date. Buyer further agrees that on the Closing Date, Buyer shall cause the Company to grant the Business Employees credit for any service with the Company earned prior to the Closing Date (a) for eligibility and (b) for purposes of vacation accrual and severance benefit determinations under any benefit or compensation plan, program, agreement or arrangement that may be established or maintained by Buyer or any of its subsidiaries on or after the Closing Date (the “New Plans”). (ii) On the Closing Date, Buyer shall, or cause the Company to, offer employment to the individuals listed in Schedule 4(e)(ii) of the Disclosure Schedules (the “Offer Employees”). Such offers of employment shall be on the same terms and conditions as in effect for such Offer Employees on the Closing Date, and shall include, in the aggregate, the same or higher base salary or wage rate, incentive compensation and bonus opportunities, as applicable, as in effect for such Offer Employees on the Closing Date. Subject to Buyer’s right to deduct certain costs from the Escrow Amount pursuant to Section 4(f), Buyer shall be responsible for any liability related to the Offer Employees that arises after the Closing Date. (iii) Notwithstanding the foregoing, nothing in this Agreement will, after the Closing Date, impose on Buyer or the Company any obligation to retain any Business Employee in his or her employment with the Buyer or the Company nor prevent the Buyer or the Company from modifying, amending or terminating any New Plan or existing Employee Benefit Plan in any way Buyer or the Company determines is in the best interests of the Buyer or the Company; provided, however, that, subject to Buyer’s right to deduct certain costs from the Escrow Amount pursuant to Section 4(f), Buyer shall honor the terms of all employment agreements and severance agreements in effect as of the date hereof. Such severance benefits offered to any Acquired Employee shall be conditioned upon the execution and delivery by such Acquired Employee of a release from all claims against Buyer, Seller and their respective affiliates. (f) Losses Relating to Post-Closing Termination of Acquired Employees. (i) Seller shall indemnify Buyer for the cost of terminating (including by constructive dismissal) up to 10 Business Employees during the period commencing on the Effective Date and ending on the day preceding the first anniversary thereof (the “Offset Period”), without regard to the Basket or Cap; provided that: 1. the termination costs have become payable to the terminated Business Employee due solely to the termination (including by constructive dismissal) of their employment with the Company and not as a result of 14

Exhibit 2.1 any breach by the Company or Buyer of any contractual or legal obligation to such employee; 2. the Buyer has continued and operated the Business in its ordinary course and has not relocated any of the Business Employees to different locations outside the Vancouver metropolitan area; and 3. the terminated (including by constructive dismissal) employees have executed an enforceable release releasing the Seller from any potential liability to such terminated (including by constructive dismissal) employee. (ii) The Parties have agreed in advance that the indemnification obligation hereunder with respect to each terminated (including by constructive dismissal) Business Employee shall equal the amount set forth in Schedule 4(f)(ii) opposite such employee’s name (the “Termination Cost”). Buyer shall have no further recourse against the Seller for any claims related to the termination (including by constructive dismissal) of any Business Employees by the Company that occurs after Closing, and Seller shall not be liable to the Buyer for any other costs or liabilities related to the termination (including by constructive dismissal) of such employees other than the Termination Cost stipulated in Schedule 4(f)(ii), whether or not the actual cost or liabilities to Buyer or the Company in connection with such termination (including by constructive dismissal) are higher or lower; provided, however, nothing in this subsection (ii) shall negate or limit any liability the Seller has with respect to any representations or warranties made by Seller pursuant to Section 5. (iii) Any request for payment of termination costs pursuant to this Section 4(f) shall be made by Buyer by providing written notice (“Termination Notice”) to the Seller of the termination (including by constructive dismissal) of a Business Employee. The Termination Notice shall include the name of the terminated (including by constructive dismissal) employee and a Joint Instruction Letter (as defined in the Escrow Agreement) executed by the Buyer instructing the Escrow Agent to disburse to the Buyer the Termination Cost set forth in Schedule 4(f)(ii) opposite such employee’s name. No later than ten (10) Business Days after Seller’s receipt of a Termination Notice, the Seller shall execute and submit to the Escrow Agent the Joint Instruction Letter. (iv) If, during the Offset Period, more than 10 Business Employees have been terminated (including by constructive dismissal), no later than 30 days after the expiration of the Offset Period, the Buyer shall prepare and deliver to Seller (A) a statement containing a list of all Business Employees that have been terminated (including by constructive dismissal) by the Company during the Offset Period and the aggregate amount paid out of the Escrow with respect to such employees (the “Paid Termination Cost”) and (B) a calculation of the average Termination Cost per employee, multiplied by 10 (the “Averaged Termination Cost”). The employee mentioned in Schedule 4(f)(i) shall not be counted towards the 10 Business Employees for the purpose of this Section 4(f)(iv). 15

Exhibit 2.1 (v) If the Company and/or Buyer have terminated (including by constructive dismissal) more than 10 employees during the Offset Period, no later than ten (10) Business Days following Seller’s receipt of the information provided by Buyer pursuant to Section 4(f)(iv), the following payment shall be made: (A) if the Averaged Total Termination Cost is greater than the Paid Termination Cost, Seller shall pay to Buyer an amount equal to the difference between the Averaged Total Termination Cost and the Paid Termination Cost; and (B) if the Averaged Termination Cost is less than the Paid Termination Cost, Buyer shall pay to Seller an amount equal to the difference between the Averaged Termination Cost and the Paid Termination Cost. (vi) Any amount deducted from the Escrow Amount by the Buyer or paid by the Seller to the Buyer pursuant to this Section 4(f) with respect to the termination (including by constructive dismissal) of a Business Employee, shall be repaid in full by the Buyer to the Seller, if the Business Employee in question is rehired by the Company, the Buyer or an Affiliate of Buyer within 12 months after his or her effective termination date. 5. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows, except as set forth in the disclosure schedules delivered to Buyer concurrently with this Agreement (the “Disclosure Schedules”) (subject to Section 14(b)): (a) Organization; Authority; Enforceability. (i) The Company is a company duly formed, validly existing and in good standing under the Laws of British Columbia and, except as would not result in a Material Adverse Effect on the Company, is duly qualified to do business as a foreign or extraprovincial corporation and in good standing in every jurisdiction in which the operation of its business or the ownership of its assets requires it to be so qualified and in good standing (which jurisdictions are listed in Schedule 5(a) of the Disclosure Schedules). The Company has full right, power and authority, and all licenses, permits and authorizations necessary, to own, lease and operate its properties and to carry on its businesses as now conducted. The Company and Seller have the unrestricted right, power and authority (and all necessary approvals) to execute and deliver, and to perform and consummate the obligations and transactions under, this Agreement and the Ancillary Agreements. This Agreement and the Ancillary Agreements constitute legal, valid and binding obligations of the Company and Seller (as applicable), enforceable in accordance with their terms. (ii) The Seller is a corporation duly formed, validly existing and in good standing under the Laws of Delaware and, except as would not result in a Material Adverse Effect on the Seller, is duly qualified to do business as a corporate and in good standing in every jurisdiction in which the operation of its business or the ownership of its assets requires it to be so qualified and in good standing (which jurisdictions are listed in Schedule 5(a) of the Disclosure Schedules). The Seller has full right, power and authority, and all licenses, permits and authorizations necessary, to own, lease and operate its properties and to carry on its businesses as now conducted. 16

Exhibit 2.1 (b) No Conflict; No Consents. Neither the execution and delivery of this Agreement or the Ancillary Agreements, nor the performance or consummation of any obligations or transactions under this Agreement or the Ancillary Agreements will (with or without notice or lapse of time or both): (i) conflict with or violate any organizational documents of the Company or Seller or any Law applicable to the Company or Seller, (ii) conflict with or violate any contract or policy to which the Company or Seller is a party or by which the Company or Seller is bound; or (iii) result in any Encumbrance on the Company’s assets or equity interests. The Company and Seller are not required to give any notice to, obtain any consent or license from or make any filing with any person or entity (including any Governmental Authority) in connection with, or in order to prevent a breach of, default under, termination or modification of, or right to exercise any right under any agreement as a result of, this Agreement or the Ancillary Agreements or any transactions or obligations under this Agreement or the Ancillary Agreements. (c) Capitalization. The authorized share structure of the Company consists of an unlimited number of common shares without par value, of which 200 are issued and outstanding. Seller owns 100% of the Shares. Seller is the record and beneficial owner of, and has good and valid title to, the Shares, free and clear of any Encumbrances. At the Closing, Buyer will acquire good and valid title to the Shares, free and clear of any Encumbrances. Except for the Shares, there are no other equity or voting interests of the Company outstanding (including securities convertible into or exchangeable for such equity or voting interests, or options, warrants, purchase rights or other contracts or commitments that could require the Company to issue any equity or voting interests). There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Shares. There are no outstanding or authorized share appreciation, phantom share, profit participation or similar rights with respect to the Company or any repurchase, redemption or other obligation to acquire for value any equity or voting interests of the Company. All of the Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or similar right or any security Laws. There are no accrued and unpaid dividends with respect to any Shares. The Company does not own or control equity or voting interests in any other entity. (d) Subsidiaries. The Company has no Subsidiaries, nor does the Company own or have the right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any other Person. (e) Financial Statements. (i) Schedule 5(e) of the Disclosure Schedules contains true and complete copies of the following financial statements (collectively, the “Financial Statements”): (i) the unaudited balance sheet of the Business as of December 31, 2017 and the related unaudited statement of income of the Business for the fiscal year then ended, (ii) the unaudited balance sheet of the Business as of March 31, 2018 (the “Latest Balance Sheet”) and the related unaudited statement of income of the Business for the 3-month period then ended. Each of the Financial Statements (including the notes, if any) is 17

Exhibit 2.1 accurate and complete in all material respects, has been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, has been prepared from and is consistent with the books of account of the Business and the Company (which are accurate and complete in all material respects) and accurately presents in all material respects the financial condition and results of operations of the Business and the Company as of the times and for the periods referred to in the applicable Financial Statements. (ii) All existing Accounts Receivable of the Company (including those Accounts Receivable reflected on the Latest Balance Sheet that have not yet been collected and those Accounts Receivable that have arisen since March 31, 2018 or that have arisen since March 31, 2018 and that have not yet been collected) represent valid obligations arising from bona fide transactions entered into in the ordinary course of business and not in violation of applicable Law and, except to the extent reserved against by the Company as provided in the Latest Balance Sheet, are not subject to any defenses, set-offs or counterclaims. There is no Encumbrance on any of such Accounts Receivable that will not have been discharged on or prior to the Closing Date, and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable, except as fully and adequately reflected in reserves for doubtful accounts set forth in the Latest Balance Sheet. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to Accounts Receivable arising after the Latest Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. (f) No Undisclosed Liabilities. The Company does not have any liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except for (i) liabilities set forth on the Latest Balance Sheet and (ii) liabilities related to the Business which have arisen since the date of the Latest Balance Sheet in the ordinary course of business consistent with past practices and which are not, individually or in the aggregate, material in amount. (g) Assets and Properties. The Company does not own nor has it ever owned any real property. The tangible assets of the Business are in good condition and repair (except for ordinary wear and tear) and are suitable for their intended use in connection with the ordinary course of business. The Company owns, and has good and marketable title to (or has a legal, valid, binding and enforceable right to use, pursuant to a Material Contract listed on Schedule 5(l) of the Disclosure Schedules), all of the properties and assets (tangible or intangible, including, without limitation, the Intellectual Property Assets and the IT Assets), (i) reflected on the face of the Latest Balance Sheet, or (ii) used in the conduct of the Business, in each case free and clear of any Encumbrances. The assets described in the previous sentence, together with the services provided to Buyer under the Transition Services Agreement, include all of the assets, tangible and intangible, of any kind (including all Intellectual Property Assets and IT Assets) necessary for Buyer to operate the Business after the Closing in the same manner as currently operated, and will be available for use by the Company immediately after the Closing on the same terms and conditions as currently applicable to the Company or its Affiliates. Section 5(g) 18

Exhibit 2.1 of the Disclosure Schedules lists the street address of each parcel of real property leased by the Company. With respect to leased real property, Seller has delivered or made available to Buyer true, complete and correct copies of any leases and amendments or supplements related thereto and affecting the real property. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other person any right to the possession, lease, occupancy or enjoyment of any leased real property. (h) Intellectual Property Assets. Schedule 5(h)(i) of the Disclosure Schedules contains a complete list of all domain names, websites (including mobile versions), mobile applications and social media and networking accounts owned, operated or used by the Company or the Business (collectively, “Company Sites”), and indicates for each Company Site the legal entity that owns such Company Site, the legal entity that operates such Company Site and whether any portion of the Business is operated from such Company Site. Schedule 5(h)(ii) of the Disclosure Schedules contains a complete list and description of all other material Intellectual Property Assets, whether registered, applied for, or in common law, including application and registration numbers (as applicable), and a list of existing agreements conveying rights and interests to any material Intellectual Property Asset, whether registered, applied for, or in common law, (including licenses and covenants not to sue) that is owned or used by the Company or the Business, and indicates the legal entity that owns each of such Intellectual Property Asset and the legal entity to which any Intellectual property Asset has been licensed to or from, if applicable. The Intellectual Property Assets listed in Schedules 5(h)(i) and 5(h)(ii) of the Disclosure Schedules comprise all Intellectual Property Assets, whether registered, applied for, or in common law, required for the continued conduct of the Business as now being conducted. All material Intellectual Property Assets are in effect, valid and enforceable, and the Company, Seller and their Affiliates have not received any notice or claim related to the validity, enforceability, patentability, registrability, use, ownership or scope of any Intellectual Property Assets. None of the Intellectual Property Assets are subject to any maintenance fee, Tax, renewal, filing or other action due. There has been no act or inaction by the Company, Seller or their Affiliates or any prior owners of the Intellectual Property Assets that has given or could reasonably be expected to give rise to a bar that prevents the enforcement of any material Intellectual Property Assets. Except as indicated in Schedule 5(h)(iii) of the Disclosure Schedules, the Company and the Business have the enforceable right through a valid contractual right or license to use all the Intellectual Property Assets, free and clear of all liens and free from any requirement of any royalty payments, license fees, charges or other payments, or conditions or restrictions. Neither the operation of the Company’s business (including the Business) nor use of Intellectual Property Assets, whether registered, applied for, or in common law, by (or with the permission of) the Company, Seller or their Affiliates has infringed, misappropriated or violated any intellectual property rights of any person or entity, and the Company, Seller and their Affiliates have not received any notice or claim of such matters, including any cease and desist demand or offer or request to license intellectual property. None of the proprietary software of the Company or the Business is subject to any open source or similar license or other arrangement which has or would require any disclosure or distribution of the source code, or impose economic limitations on the commercial exploitation, of such software. Schedule 5(h)(iv) of the Disclosure Schedules contains a complete list of all agreements pursuant to which any Intellectual Property Asset is licensed to the Company or used in the Business or is licensed from the Company. All of the agreements and arrangements set forth on Schedule 5(h)(iv) of the Disclosure Schedules (x) are 19

Exhibit 2.1 in full force and effect in accordance with their terms and no default exists thereunder by Company, Seller or any other party thereto and (y) do not contain a change of control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transaction contemplated by this Agreement. Seller has delivered or made available to Buyer true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 5(h)(iv) of the Disclosure Schedules. Each current and former employee, service provider, consultant, and contractor of the Company or the Business who has had access to any confidential or proprietary information of the Business and/or been involved with or participated in the creation or development of any intellectual property related to the Business has executed and delivered to the Company an agreement prohibiting the improper use or disclosure by such person of such confidential or proprietary information of the Company or the Business, including customer and partner lists, and providing for the assignment by such person to the Company of any intellectual property arising out of such person’s services with the Company or the Business. No current or former employee, service provider, consultant, or contractor has any valid right, claim or interest to any of the Intellectual Property Assets, whether registered, applied for, or in common law. (i) Compliance. Since January 1, 2015, the Company and the Business have been in compliance, in all material respects, with all applicable Laws, regulations and permits related to the operation of its business or the ownership of its assets, and the Company, Seller and their affiliates have not received any notice or claim related to any violation of or liability under such Laws, regulations or permits. Schedule 5(i) of the Disclosure Schedules lists each material permit required for the Company to conduct the Business, and all such permits are valid and in full force and effect and have been paid for in full. Neither the Company nor the Business, nor any person acting at its direction, has directly or indirectly (i) made or received any unlawful bribes, kickbacks or similar payments, (ii) made any contributions to a political party or candidate or (iii) made any improper foreign payment under, or otherwise failed to comply with, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended, their regulations, or analogous non-U.S. or non-Canadian Laws. (j) No Proceedings. Since January 1, 2015, there have been (a) no Proceedings pending or, to the knowledge of the Seller, threatened by or against the Company, or the Business, and no orders or judgments outstanding against the Company, or the Business or (b) no unsatisfied judgments, penalties, decrees, injunctions, orders or awards against or affecting the Company or any of its properties or assets or, threatened against the Company or any of its properties or assets. (k) Privacy and Security; Certain Business Practices. (i) The Company and the Business have maintained and continue to maintain reasonable policies and safeguards (including privacy, tracking and security policies) to protect Personal Information, confidential information and trade secrets in the possession or control of the Company, Seller or their Affiliates from loss and unauthorized access or use, which policies and safeguards comply with applicable Law. 20

Exhibit 2.1 (ii) Schedule 5(k)(ii) of the Disclosure Schedules sets forth each contest, sweepstakes, raffle or other prize draw or giveaway that the Company and the Business has run or engaged a third party to run. (l) Contracts. Schedule 5(l) of the Disclosure Schedules lists each agreement of the following types to which the Company is a party or that otherwise relate to the Business: (i) agreement with any Material Advertiser, Material Partner, Material Customer or Material Vendor; (ii) any other customer, partner, vendor or other agreement that involves payments by or to the Company or the Business of an annual amount in excess of $50,000; (iii) lease of personal property by the Company or under which the Company is lessor; (iv) Employment Agreements (including any director appointment) with annual compensation or fees in excess of $50,000; (v) agreement containing covenants that restrict the business activities of the Company or the Business; (vi) agreement under which the Company or the Business has granted a “most favored nation” or similar provision, or a material, non-standard pricing discount; (vii) agreement under which the Company or the Business is required to pay any guaranteed minimum or purchase exclusively from a particular party; (viii) agreement relating to any material Intellectual Property Asset, including any license (whether inbound or outbound) or other agreement otherwise affecting the ability of the Company to use, disclose or enforce material Intellectual Property Assets; (ix) agreement relating to Indebtedness of the Company or borrowing money or placing an Encumbrance on any assets or equity interests of the Company; (x) agreement with respect to the lending or investing of the Company’s funds; (xi) contract with any Governmental Authority or any university or other educational institution; (xii) settlement, conciliation or similar agreement with a Governmental Authority or that imposes any monetary or other material obligation upon the Company; (xiii) all contracts that relate to the acquisition or disposition of any business, a material amount of equity or assets of any other Person or any real property (whether by merger, sale of shares or other equity interests, sale of assets or otherwise and to which the Company has any remaining material liability); (xiv) are guaranties, performance, bid or completion bonds, surety and appeal bonds, standby letters of credit, return of money bonds, and surety or indemnification agreements; (xv) any contracts to which the Company is a party that include any agreement of commitment to make a loan or contribution to any joint venture or partnership; (xvi) all contracts between or among the Company on the one hand and Seller or any Affiliate of Seller (other than the Company) on the other hand; and (xvii) any other agreement that is material to the Business or creates a material liability or obligation for the Company. With respect to each agreement listed or required to be listed in Schedule 5(l) of the Disclosure Schedules (each, a “Material Contract”), (A) such agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its term and is in full force and effect, (B) there has been no breach or default, request for or notice of termination or amendment, or material dispute under any such agreement and (C) to the Seller’s knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. The Company has provided to Buyer true and complete copies of all Material Contracts. 21

Exhibit 2.1 (m) Material Advertisers, Partners, Customers and Vendors. For 2017 and for the first 3 months of 2018, Schedule 5(m) of the Disclosure Schedules sets forth a list, based on payments, of (i) the advertisers, advertising platforms, purchasers of advertisements or similar parties from which the Business received consideration in excess of $75,000 (on an annualized basis) (collectively, the “Material Advertisers”) and indicates the total amount of payments paid by such Material Advertisers during such periods; (ii) the top partners or associations to which the Business paid more than $75,000 (on an annualized basis) in consideration during either period (collectively, the “Material Partners”) and indicates the total amount of payments paid to such Material Partners during such periods; (iii) the customers or employers from which the Business received consideration in excess of $75,000 (on an annualized basis) (collectively, the “Material Customers”) and indicates the total amount of payments paid by such Material Customers during such periods; and (iv) the vendors from which the Business received products or services and paid consideration in excess of $75,000 (on an annualized basis) (collectively, the “Material Vendors”) and indicates the total amount of payments paid to such Material Vendors during such periods. The Company, Seller and their Affiliates have not received any notice that any Material Advertiser, Material Partner, Material Customer or Material Vendor has a material dispute with the Company or intends to terminate or materially reduce its relationship with the Company or the Business. (n) Related Party Transactions. No officer, director, manager, employee, shareholder or Affiliate of the Company or the Business (including Seller and its Affiliates other than the Company), no individual related by blood, marriage or adoption to any of the foregoing, and no entity owned or controlled by any of the foregoing (collectively, the “Related Parties”), is party to any agreement or arrangement with the Company or owns, uses or has any interest in any assets of the Company or the Business. There are no intercompany receivables or payables between the Company on the one hand, and the Related Parties on the other hand. Except as set forth in Schedule 5(n) of the Disclosure Schedules, there are no assets, services or contracts that are shared by the Company on the one hand, and the Related Parties on the other hand (including any contracts to which Seller or one of its Affiliates other than the Company is party, but that benefits the Company or the Business). (o) Taxes. (i) The Company has timely filed all income and other material Tax Returns, informational returns, reports and estimates with respect to Taxes, all prepared in accordance with applicable Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, provincial, municipal, local or foreign) in which any such returns, reports or estimates were required to be filed. All such Tax Returns, informational returns, reports and estimates with respect to Taxes are true, correct and complete in all material respects. All Taxes due and payable (whether or not shown on such returns) have been timely paid, and the Company has no liability for any Taxes due in connection with any such returns, reports and estimates. The Company is not the beneficiary of any extension of time within which to file any Tax return. No written claim has been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. There are no unpaid assessments for additional Taxes of the Company for any period. All 22

Exhibit 2.1 federal, state, provincial, municipal, local and foreign income and other material Tax Returns filed by the Company for the past three (3) years have been provided to Buyer. (ii) The Company has not been a member of a consolidated, combined or unitary group for federal, state, provincial, municipal, local or foreign Tax purposes and the Company does not have any liability for the Taxes of any person or entity (other than the Company) as a transferee or successor, as a result of joint and several liability, by contract, by Law or otherwise. (iii) The Company is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income tax purposes. (iv) The Company has (A) withheld all required amounts from its employees, agents, contractors, creditors, shareholders and any other third parties, and remitted such amounts to the proper Governmental Authority; (B) paid all such withheld amounts to the appropriate Governmental Authority; and (C) filed all federal, state, provincial, municipal, local and foreign returns and reports with respect to such withheld amounts, all in compliance with the withholding tax provisions of applicable Law, as in effect for the applicable year and other applicable federal, state, provincial, local or foreign Laws. (v) The Canadian federal income Tax Returns of the Company have been examined by the Canada Revenue Agency (“CRA”), or have been closed by the applicable statute of limitations, for all periods through December 31, 2012. The provincial Tax Returns of the Company have been examined by the relevant agencies or such returns have been closed by the applicable statute of limitations for all periods through December 31, 2012. No deficiencies or reassessments in respect of any Taxes have been proposed, asserted or assessed against the Company by any federal, state, provincial, municipal, local or foreign taxing authority. No taxing authority is currently challenging or disputing a filing position taken by the Company in any Tax Return. No request to file a Tax Return has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns. (vi) The Company has not executed or filed with any taxing authority (whether federal, state, provincial, municipal, local or foreign) any agreement or other document extending the period for assessment, reassessment or collection of any Taxes. (vii) No federal, state, provincial, municipal, local or foreign Tax audits or other administrative proceedings, discussions, disputes or Proceedings are presently pending with regard to any Taxes or Tax Returns of the Company, and no additional issues are being asserted against the Company in connection with any existing audits of the Company. (viii) The Company is not a party to any Tax allocation or Tax sharing agreement, other than an agreement entered into in the ordinary course of business with a primary purpose that does not relate to Taxes. 23

Exhibit 2.1 (ix) The Company has not at any time during the past 5 years used the cash method of accounting. The Company has not (A) agreed to, and it is not required to, make any adjustment by reason of a change in accounting methods or (B) used an improper method of accounting that affects any taxable year ending after the Effective Date. Neither the CRA nor any other agency has proposed any such adjustment or change in accounting methods that affects any taxable year ending after the Effective Date. The Company has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Effective Date. (x) The Company does not hold, and is not treated as holding, any assets that constitute “United States property” within the meaning of Section 956 of the Code. (xi) There are no Tax holidays or other incentives granted by a Governmental Authority to the Company that would terminate or be reduced as a result of the transactions contemplated by this Agreement. (xii) The Company has not acquired property from a Person not dealing at arm’s length (for purposes of the Tax Act) with it in circumstances that would result in the Company becoming liable to pay Taxes of such Person under subsection 160(1) of the Tax Act or any analogous provisions of any comparable Law of any province or territory of Canada. (xiii) There are no circumstances existing at or prior to the Closing Date which could, in themselves, result in the application of any of sections 80 to 80.03 of the Tax Act or equivalent provincial provisions to the Company. (xiv) The Company has not made (and will not, at or prior to the Closing Date, make) any election pursuant to section 80.04 of the Tax Act or any equivalent provincial provision in which it is an eligible transferee. (xv) The Company has not made or agreed to make any Tax elections or designations with any taxing authority with respect to itself or its assets in respect of Taxes. (xvi) For all transactions, if any, between the Company and any other Person that is a non-resident of Canada for purposes of the Tax Act with whom the Company was not dealing at arm’s length and to which subsection 247(3) of the Tax Act would apply, the Company, as applicable, has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act. (xvii) The representation and warranties in this Section 5(o) are not intended to serve as representations to, nor can they be relied upon for, or with respect to, Taxes attributable to any Tax periods (or portions thereof) beginning after, or Tax positions taken after, the Closing Date, including the availability of any net operating losses or other Tax attributes. 24

Exhibit 2.1 (xviii) The Shares of the Company do not constitute “taxable Canadian property” of the Seller for the purposes of the Tax Act. (p) Employees and Labor. (i) Schedule 5(p) of the Disclosure Schedules contains a correct and complete list of each individual who is an employee, independent contractor, consultant, or leased employee of the Business, and sets forth for each such individual the following: (i) name, position or function, annual base salary, hourly rate of pay, or other compensation (if applicable), (ii) the legal entity employing or engaging such individual, (iii) date of hire or retention, (iv) full or part-time status including number of work hours for part-time employees, (v) classification as eligible or ineligible for overtime, (vi) status as active or on leave (and anticipated return date, if applicable) (vii) target incentive compensation and other benefits provided (if applicable) and (viii) primary work location. Since January 1, 2015, with respect to the Business, none of the Company, Seller or its Affiliates has implemented any plant closing or layoff of employees that would constitute a group termination (mass termination) under applicable Law, no such action is currently planned or anticipated, and no such action will be implemented without advance notification to Buyer. (ii) Seller has provided to Buyer correct and complete copies of each Employment Agreement to which the Company is a party, or by which it is otherwise bound. Each such Employment Agreement is legal, valid, binding and enforceable in accordance with its respective terms. There is no existing default or breach of the Company or the Seller under any Employment Agreement (or, to the Seller’s knowledge, event or condition that, with notice or lapse of time or both could constitute a default or breach) and there is no such default (or, to Seller’s knowledge, event or condition that, with notice or lapse of time or both, could constitute a default or breach) with respect to any third party to any Employment Agreement. Except as set forth on Schedule 5(p) of the Disclosure Schedules, (A) the Company is not a party to or bound by any Employment Agreement; (B) neither the Company nor Seller has made any verbal commitments to any officer, employee, former employee, consultant or independent contractor of the Business with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated hereby or otherwise; and (C) to the knowledge of Seller, no employee of the Business has notified the Company or Seller that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one (1) year after the Closing Date. (iii) Since January 1, 2015, (i) the Company and the Business have been in compliance in all material respects with all applicable Laws, contracts, policies, plans and programs relating to employment and employment practices, including those relating to wages, hours, collective bargaining, unemployment insurance, workers’ compensation, equal employment opportunity, discrimination, harassment and retaliation, affirmative action, family and medical leave, the payment, reporting and withholding of Taxes, immigration, background checks, plant closings and mass layoffs, and occupational 25

Exhibit 2.1 safety and health (collectively, “Employment Matters”), and (ii) there have been no pending or threatened actions or orders relating to Employment Matters. (iv) Except as set forth in Schedule 5(p) of the Disclosure Schedules, (a) neither the Company nor Seller is a party to or bound by any collective bargaining agreement, contract or legally binding commitment to any labor union or employee organization or group in respect of or affecting employees of the Business; (b) neither the Company nor Seller is currently engaged in, or has any legal duty to engage in, any negotiation with any labor union or employee organization with respect to the Business; (c) neither the Company nor Seller has engaged in any unfair labor practice with respect to the Business within the meaning of the National Labor Relations Act, or analogous Laws of other Governmental Authorities, and there is no pending or, to the knowledge of Seller, threatened complaint regarding any alleged unfair labor practices as so defined; (d) there is no, and since January 1, 2015, there has been no, strike, picketing, work slowdown or stoppage, concerted refusal to work overtime, labor dispute or union organization activity pending or, to the knowledge of Seller, threatened against the Company or the Business; (e) there is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement which is pending or, to the knowledge of Seller, threatened against the Company or the Business; (f) all employees of the Company and the Business are legally authorized to work in the United States, Canada or the United Kingdom (as applicable to such employee); (g) all employees of the Company and the Business have been properly classified and compensated for all time worked in accordance with all applicable Laws and benefit plans; and (h) all individuals who have provided services to the Company or the Business as consultants, independent contractors, leased employees or in a similar non-employee capacity have been properly classified and compensated as non-employees for purposes of all applicable Laws and benefit plans. (q) Employee Benefits. Schedule 5(q) of the Disclosure Schedules contains a list of each material benefit or compensation plan, program, policy, agreement or arrangement that is maintained, sponsored, contributed to or required to be contributed to by the Company, in which current or former employees, directors, contractors or consultants of the Business participate, or with respect to which the Company has any material liability or obligation, contingent or otherwise (each, an “Employee Benefit Plan”), with the exception of statutory plans with which Seller is required to participate and comply, such as Canada Pension Plan and Employment Insurance and workers safety plans. Each Employee Benefit Plan has been maintained, funded and administered in material compliance with its terms and all applicable Laws, and all payments, premiums and accruals for periods through the Closing have been paid or made. Other than ordinary course claims for benefits, to the Seller’s knowledge there are no pending or threatened claims, audits or investigations of any kind relating to any Employee Benefit Plan. The Company does not have any current or potential material obligation or liability, contingent or otherwise, under any employee benefit plan of any other entity that is or was considered a single employer with the Company under the Code. The transactions under this Agreement will not cause the acceleration of vesting or payment of any compensation or benefits under any Employee Benefit Plan and will not accelerate or increase any material liability or obligation under any Employee Benefit Plan. 26

Exhibit 2.1 (r) Insurance. Schedule 5(r) of the Disclosure Schedules is a true and complete list of each insurance policy covering the assets, business, operations and personnel of the Company or the Business and true and complete copies of such insurance policies have been made available to Buyer. All such policies are valid and binding and in full force and effect, Seller and its Affiliates are not in default under any such policies, all premiums due under such policies have been paid when due, and the insurance coverage provided by such policies with respect to the period prior to the Closing will not terminate by reason of the transactions under this Agreement. Seller and its Affiliates have not received notice of cancellation of, premium increase with respect to, or alteration of coverage under, such insurance policies or that any insurer under any such policy is denying liability or defending under a reservation of rights clause, in each case with respect to a claim related to the Business. Schedule 5(r) of the Disclosure Schedules sets forth (i) all insurance claims in excess of $10,000 for the current policy year and the past two years, including in each case the name of the claimant and a brief description of the claim; (ii) all outstanding insurance claims in excess of $10,000 by the Company for damage to or loss of property or income that have been referred to insurers or that the Seller believes to be covered by commercial insurance and (iii) all surety bonds. None of Seller or any of its Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such insurance policies. The insurance policies are sufficient for compliance with all applicable Laws and contracts to which the Company is a party or by which it is bound. (s) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or Seller, other than AGC Partners (whose fees and expenses will either be Transaction Expenses or paid by Seller). (t) No Other Business. Since November 1, 2013, the Company has not engaged in any material respect in any business other than the Business. (u) Bank Accounts. Schedule 5(u) of the Disclosure Schedules sets forth a true, complete and correct list of all deposit, demand, time, savings, passbook, security or similar accounts that the Company maintains with any bank or financial institution, the names and addresses of the financial institutions maintaining each such account, the purpose for which such account is established and the authorized signatories on each such account. (v) Environmental Matters. (i) The Company is currently and has been, since January 1, 2015, in compliance in all material respects with all Environmental Laws and has not, and the Seller has not, with respect to the Company or the Business, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. (ii) There are no writs, injunctions, decrees, orders, settlements or judgments outstanding, or any actions, suits or proceedings that are pending or, to the knowledge of 27

Exhibit 2.1 Seller, threatened concerning compliance by the Company, or any other entity with respect to which the Company may be responsible, with, or liability of the Company, or any other entity with respect to which the Company may be responsible, under, any Environmental Law or Environmental Permit. (iii) The Company has obtained and are in material compliance with all Environmental Permits (each of which is disclosed in Schedule 5(v) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the Business or assets of the Company and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Seller through the Closing Date in accordance with Environmental Law, and neither Seller nor the Company is aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the Business or assets of the Company as currently carried out. With respect to any such Environmental Permits, Seller has undertaken, or will undertake prior to the Closing Date, all measures necessary to facilitate transferability of the same, and neither the Company nor the Seller is aware of any condition, event or circumstance that might prevent or impede the transferability of the same, nor have they received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same. (iv) There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the Business or assets of the Company or any real property currently or formerly owned, operated or leased by the Company, and neither the Company, nor Seller has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the Business of the Company (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller or the Company. To the knowledge of Seller, no Person has been exposed to any Hazardous Materials in, on, at, to, from or under any Site presently owned, leased, occupied or operated by the Company that has or could result in liability to the Company. (v) Neither Seller nor the Company has retained or assumed, by contract or operation of Law, any material liabilities or obligations of third parties under Environmental Law. 6. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that: (a) Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of British Columbia; (b) Buyer has the unrestricted right, power and authority (and all necessary approvals) to execute and deliver, and to perform and consummate the obligations and transactions under, this Agreement and the Ancillary Agreements to which Buyer is a party; (c) this Agreement and the Ancillary Agreements to which Buyer is a party constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their terms; (d) neither the execution and delivery of this Agreement or the Ancillary Agreements, nor the performance or consummation of any obligations or transactions under this Agreement or the Ancillary Agreements, will (with or without notice or lapse of time or both): (i) conflict with or violate any 28

Exhibit 2.1 organizational documents of Buyer or any Law applicable to Buyer, (ii) conflict with or violate any contract to which Buyer is a party or by which Buyer is bound, or (iii) result in any Encumbrance on Buyer’s assets, in each case in a manner that would have a Material Adverse Effect on the ability of Buyer to perform its obligations under this Agreement; (e) Buyer is not required to give any notice to, obtain any consent or license from or make any filing with any person or entity (including any Governmental Authority) in connection with this Agreement or the Ancillary Agreements or any transactions or obligations under this Agreement or the Ancillary Agreements, in each case the failure of which would have a Material Adverse Effect on the ability of Buyer to perform its obligations under this Agreement; and (f) no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer. 7. Indemnification by Seller. Seller shall indemnify and hold harmless the Buyer Parties, and shall reimburse the Buyer Parties, for any loss, liability, obligation, Proceeding, Tax, damage, cost or expense (including interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid in investigation, defense or settlement) (“Losses”) incurred or sustained by, or imposed upon, the Buyer Parties based upon, arising out of, resulting from or in connection with: (a) any inaccuracy or breach of any representation or warranty made by the Company or Seller in this Agreement or the Ancillary Agreements; (b) the breach or non-fulfillment by Seller of any covenant, agreement or obligation to be performed by it under this Agreement or the Ancillary Agreements; (c) any Indebtedness or Transaction Expenses that are not taken into account in the calculation of the Final Adjustment Amount; (d) all Taxes of the Company (or any predecessor) for any Pre-Closing Tax Period, (e) any obligations under Section 5(f) hereof, in each case except to the extent taken into account in determining Working Capital or (f) the employment and/or termination (including by constructive dismissal) of the employee listed in Schedule 7, including, without limitation, any salary, severance, bonus or other payment due to such employee. Notwithstanding the foregoing, Seller will not be required to indemnify the Buyer Parties pursuant to clause (a) of this Section 7: (i) for any individual Losses or series of related Losses arising out of substantially similar facts and circumstances unless and until the aggregate amount of all such Losses exceeds Fifteen Thousand dollars ($15,000) (the “De Minimis Amount”); (ii) unless and until the aggregate amount of Losses that exceed the De Minimis Amount and that would be payable by Seller pursuant to clause (a) of this Section 7 but for this sentence exceeds on a cumulative basis an amount equal to One Hundred Sixty Five Thousand dollars ($165,000) (the “Basket”), in which case, Seller shall become liable for all such Losses from the first dollar; and (iii) in an amount in excess of Three Million Three Hundred Thirty Thousand dollars ($3,330,000) (the “Cap”); provided that the Basket and the Cap shall not apply to any Losses from breaches or inaccuracies of the Fundamental Representations or from fraud, intentional misrepresentation or willful misconduct. In addition, and notwithstanding the foregoing to the contrary, the Basket and Cap shall not apply to any Losses incurred by the Buyer Parties pursuant to clauses (b), (c), (d), (e) or (f) of this Section 7. Notwithstanding the foregoing, Seller will not be required to indemnify the Buyer for breaches or inaccuracies of the Fundamental Representations in an amount in excess of the aggregate proceeds received by Seller in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; provided that this sentence shall not apply in the case of fraud, intentional misrepresentation or willful misconduct. 29

Exhibit 2.1 8. Indemnification by Buyer. Buyer shall indemnify and hold harmless Seller, and shall reimburse Seller, for any Losses arising out of, resulting from or in connection with: (a) any inaccuracy of any representation or warranty made by Buyer in this Agreement; and (b) the breach by Buyer of any covenant or agreement to be performed by it under this Agreement. 9. Other Indemnification Matters. (a) Notice of Indemnification. Any party seeking indemnification under this Agreement (the “Indemnified Party”) shall notify Seller (in the case of a claim under Section 7) or Buyer (in the case of a claim under Section 8) in writing of the claim and the basis for the claim as soon as reasonably possible after first becoming aware of such claim, but in any event not later than fifteen days after the Indemnified Party first becomes aware of such claim.; provided, however, that delay or failure to provide notice will not affect the obligations of the indemnifying Party (the “Indemnifying Party”) except to the extent the Indemnifying Party is prejudiced as a result of the delay or failure. Such notice by the Indemnified Party shall describe the claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. (b) Procedures for Third-Party Claims. If the claim for indemnification relates to a claim or demand made by any Person who is not a party to this Agreement or any Affiliate of a party to this Agreement or a representative of the foregoing (“Third-Party Claim”), the Indemnifying Party may elect (by written notice to Buyer (in the case of a claim under Section 7) or Seller (in the case of a claim under Section 8)) to control the defense of such claim, at the Indemnifying Party’s expense and with counsel selected by the Indemnifying Party (and reasonably satisfactory to the Indemnified Party); provided that the Indemnifying Party shall first confirm in writing to the Indemnified Party that the Indemnifying Party will be fully responsible for all liabilities and obligations related to such Third-Party Claim and will provide full indemnification to the Indemnified Party with respect to such Third-Party Claim, subject to the limitations set forth in Section 7, Section 8 and this Section 9; provided, further, that the Indemnifying Party is not entitled to control such defense if (1) the claim relates to any criminal matter, (2) the claim seeks any form of remedy other than monetary damages, (3) the Indemnifying Party fails to reasonably prosecute or defend such Third-Party Claim, or (4) the Indemnified Party reasonably concludes that the Indemnified Party and the Indemnifying Party have conflicting interests with respect to such Third-Party Claim or that the Indemnified Party has one or more defenses not available to the Indemnifying Party. If the Indemnifying Party does not (or is not entitled to) control the defense of the Third-Party Claim, the Indemnified Party shall have the right to undertake the defense at the expense of the Indemnifying Party. If the Indemnifying Party elects to control the defense, (i) the Indemnified Party shall have the right, at its own expense, to participate in the defense with counsel of its choice, (ii) all Parties shall reasonably cooperate in such defense, and (iii) the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed), provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the 30

Exhibit 2.1 Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. The Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge any Third-Party Claim without the Indemnified Party’s prior written consent; provided that the Indemnifying Party may agree to any settlement, compromise or discharge of a Third-Party Claim if, as part of such settlement, compromise or discharge, there is no finding or admission of any violation of Law or the rights of any Person by the Indemnified Party, the Indemnified Party is expressly and unconditionally released from all liability without prejudice, and such settlement, compromise or judgment consists solely of monetary obligations to be paid in full to the third party by the Indemnifying Party. Any Third Party Claim that relates to Taxes shall be governed by the procedures set forth in Section 11, which shall prevail in the event of any conflict with the provisions of this Section 9(b). (c) Procedures for Direct Claims. If the claim for indemnification relates to a claim or demand which is not a Third-Party Claim (a “Direct Claim”) such claim shall be asserted by the Indemnified Party by giving the Indemnifying Party written notice as required by Section 9(a). The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement. Any Direct Claim that relates to Taxes shall be governed by the procedures set forth in Section 11, which shall prevail in the event of any conflict with the provisions of this Section 9(c). (d) Insurance Proceeds; Tax Benefits. Payments by the Indemnifying Party pursuant to Section 7 or Section 8 in respect of any Loss shall be (i) reduced by the amount of any duplicative insurance proceeds and any duplicative indemnity, contribution or other similar payment actually received by the Indemnified Party in respect of the applicable Loss; provided that the amount of such proceeds or payment actually received shall be net of (x) any increase in the premium for the applicable insurance policies directly attributable to such Loss and (y) any other reasonable costs incurred by the Indemnified Party in connection with collecting such proceeds or payment, and (ii) calculated net of any Tax Benefit actually realized by Buyer on account of such Loss realized in the year in which the Loss occurs, any previous year, and the first two years following the Closing. (e) Exclusive Remedies. Subject to the last sentence of this Section 9(e), the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement shall be pursuant to the indemnification provisions set forth in Section 7, Section 8 31

Exhibit 2.1 and this Section 9. Notwithstanding the foregoing, this Section 9(e) shall not apply to the matters covered by Section 3(c), and nothing in this Section 9(e) shall limit any Party’s right to seek and obtain (i) any equitable relief or specific performance, (ii) any remedy in enforcing the indemnification provisions set forth in Section 7, Section 8 and this Section 9 or (iii) any remedy in the case of fraud, intentional misrepresentation or willful misconduct. (f) Recourse against the Escrow Amount. All claims asserted by the Buyer during the Escrow Period that are not resolved and satisfied prior to the end of the Escrow Period shall be deemed to be “Pending Claims.” On the first Business Day following the last day of the Escrow Period (the “Release Date”), the Escrow Agent will release and deliver to the Seller in accordance with the terms of the Escrow Agreement and in the manner set forth therein, the amount (if any) by which the aggregate amount of funds remaining in the Escrow Account on the Release Date exceeds the aggregate amount of all Pending Claims. All funds remaining in the Escrow Account following such release (if any) to the Seller shall continue to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement until such Pending Claims have been fully resolved and the Escrow Agreement shall be deemed to be extended accordingly. Buyer and the Seller hereby acknowledge and agree that, subject to the other limitations set forth in Section 7 and this Section 9, any offset against the Escrow Amount shall not be deemed to modify any Seller’s obligations with respect to indemnification or the survival of representations and warranties, nor shall offset against the Escrow Amount serve as a cap on or the sole source of funds to satisfy the Seller’s indemnification obligations or otherwise limit the Buyer Parties’ remedies hereunder. (g) All Claims. For the avoidance of doubt, the Parties expressly acknowledge that the Losses as to which the Buyer Parties or Seller, as applicable, may seek indemnification pursuant to Section 7, Section 8 and this Section 9 may consist of Losses arising from inter-Party (i.e., between the Parties) Proceedings or Direct Claims and/or Losses arising from Third-Party Claims asserted against the Buyer Parties or Seller. (h) Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to Section 7, Section 8 and this Section 9, the Indemnifying Party shall satisfy its obligations within 30 days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should the Indemnifying Party not make full payment of any such obligations within such 30 day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to the maximum non-usurious rate permitted by applicable Law. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. (i) Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its representatives) or by reason of the fact that the Indemnified Party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate, as the case may be. 32

Exhibit 2.1 (j) Purchase Price Adjustment. Any amount paid pursuant to Section 7, Section 8 or this Section 9 will be treated as an adjustment to the Cash Purchase Price for tax reporting purposes, unless otherwise required by Law. 10. Confidentiality (a) Confidentiality. Except to the extent required by Law or other document retention policies, Seller shall, and shall cause its Affiliates and representatives to, (i) not disclose or use any Confidential Information and (ii) promptly deliver to Buyer or destroy (at Buyer’s option) any Confidential Information that remains in their possession or control after the Closing. If Seller is required by Law to disclose any Confidential Information, to the extent permissible under applicable Laws, Seller shall promptly notify Buyer of the scope and content of the required disclosure, the reasons that the disclosure is required by Law and the time and place that the disclosure is required to be made. To the extent possible under applicable Laws, Seller shall give Buyer the opportunity to seek a protective order or other appropriate remedy prior to disclosure of the applicable Confidential Information, shall limit any disclosure to the precise terms of the legal requirement and shall use reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be given to any information disclosed. “Confidential Information” means (i) all information concerning the Company or the Business (including any confidential information of third parties held by the Company) or Buyer or its Affiliates and all materials containing such information, whether or not designated as confidential and in any form or medium, and (ii) the terms or existence of this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements; provided, however, that Confidential Information does not include any information which is available to the general public other than due to disclosure by Seller or its affiliates or representatives. 11. Tax Matters. (a) Transfer Taxes. All transfer, value added, sales and use taxes and similar charges incurred in connection with the completion of the transactions contemplated by this Agreement will be borne by Seller. (b) Tax Returns. (i) Seller shall cause to be prepared all Tax returns (including amendments) for the Company (the “Tax Returns”) for Pre-Closing Tax Periods (other than Straddle Periods), including the Canadian Tax Return required in respect of the deemed year-end arising under the Tax Act upon Closing, that are not filed prior to the Effective Date. Such Tax Returns shall be prepared in a manner consistent with past practices of the Company. Seller shall deliver to Buyer for its review and reasonable comment no less than thirty (30) days prior to the applicable filing deadline (taking into account applicable extensions) any such Tax Return and Seller shall consider in good faith any reasonable written comments that Buyer submits to Seller no later than ten (10) days following the delivery of such Tax Return to Seller. Buyer shall timely file (or cause to be timely filed) all such Tax Returns. Seller shall pay (or cause to be paid, which payment shall be satisfied if Seller pays to Buyer the amount of Taxes due for such Tax Return) all Taxes due with respect to such Tax Return except to the extent of Taxes included in the calculation of Working Capital as finally determined. 33

Exhibit 2.1 (ii) Buyer shall cause to be prepared and filed all Tax Returns for the Company for any Straddle Period. All such Tax Returns shall be prepared on a basis consistent with past practice, except as otherwise required by Law. Buyer shall deliver to Seller for its review and reasonable comment no less than thirty (30) days prior to the applicable filing deadline (taking into account applicable extensions), a copy of any such Tax Return proposed to be filed. Buyer shall consider in good faith any reasonable written comments to any such Tax Return that Seller submits to Buyer no later than ten (10) days following the delivery of such Tax Return to Seller. Seller shall pay Buyer an amount equal to Seller’s share of Taxes due with respect to such Tax Return at least five (5) days before such Tax Return is due except to the extent of Taxes included in the calculation of Working Capital as finally determined. (iii) Any income tax deduction arising from Transaction Expenses, bonuses, option cashouts, restricted share units, or other compensation and transaction expenses incurred by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall be allocable to the Pre-Closing Tax Period, unless otherwise required by Law. (c) Tax Claims. If a claim shall be made by any taxing authority, which, if successful, might result in an indemnity payment to an indemnified party pursuant to this Agreement, then such indemnified party shall give notice to the indemnifying party in writing of such claim and of any counterclaim the indemnified party proposes to assert (a “Tax Claim”); provided, however, the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the indemnifying party has been materially prejudiced as a result of such failure. (i) With respect to any Tax Claim relating to a Pre-Closing Tax Period, Seller shall, solely at its own cost and expense, control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that Seller must first consult, in good faith with Buyer before taking any action with respect to the conduct of such Tax Claim. Notwithstanding the foregoing, Seller shall not settle such Tax Claim without the prior written consent of Buyer, which consent shall not be unreasonably withheld, and Buyer, and counsel of its own choosing, shall have the right to participate fully in all aspects of the prosecution or defense of such Tax Claim if it reasonably determines that such Tax Claim could have a material adverse impact on the Taxes of the Company in a Post-Closing Tax Period. (ii) Seller and Buyer shall jointly control and participate in all proceedings taken in connection with any Tax Claim relating to Taxes of the Company for a Straddle Period, and shall bear their own respective costs and expenses. Neither Seller nor Buyer shall settle any such Tax Claim without the prior written consent of the other. (iii) Buyer shall control all proceedings with respect to any Tax Claim relating to a taxable period or portion thereof beginning on or after the Closing Date. Seller shall have no right to participate in the conduct of any such proceeding. 34

Exhibit 2.1 (d) Cooperation. Each Party shall cooperate, as reasonably requested by any other Party, in connection with any Tax Return or Tax Claim governed by this Section 11, including by maintaining and making available to each other all records necessary in connection with Taxes and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim. (e) Straddle Period Allocation. In the case of any Straddle Period, the amount of any Taxes based on or measured by income, receipts, payments, sales, use or payroll of the Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Effective Date, and the amount of other Taxes of the Company for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Effective Date and the denominator of which is the number of days in such Straddle Period. (f) Refunds of Taxes. Except to the extent taken into account in Working Capital, Seller shall be entitled to any Tax refunds or amounts credited against Tax in lieu of a cash refund that are received by Buyer or the Company attributable to any Pre-Closing Tax Period; provided, however, that any such refunds or credited amounts shall be for the account of Buyer to the extent such refunds or credited amounts are attributable (determined on a marginal basis) to the carryback from a Post-Closing Tax Period of items of loss, deduction or credit, or other Tax items, of the Company or any of its Affiliates, including Buyer. (g) No Amendments. Notwithstanding anything herein to the contrary, unless otherwise required by Law, Buyer shall not file, or cause the Company to file, any amended Tax Returns, change in accounting method or any voluntary disclosure agreement, application or similar filing with respect to the Company for any Pre-Closing Tax Period without first obtaining the written consent of Seller. Buyer shall not make an election under Section 338(g) of the Code with respect to the purchase of the Shares pursuant to this Agreement without the consent of Seller (such consent may be withheld by Seller at its sole discretion). 12. Insurance. Except as set forth in this Section 12, all rights and liabilities under or with respect to the insurance policies of Seller and its Affiliates related to the Business or the Company (the “Seller Insurance Policies”) are retained by Seller and its Affiliates after the Closing. If any insurance coverage under the Seller Insurance Policies relates to an event or circumstance of the Business during a pre-Closing coverage period, Buyer and Seller agree that any claims made pursuant to such coverage will be administered, collected and pursued by Seller on behalf of the Company, or, upon prior written notice to Seller, Buyer will have the right to administer, collect and pursue such claim. Buyer and Seller shall cooperate to enable each other to comply with the requirements of the relevant insurer and shall provide such information and assistance as the other may reasonably request in connection with any such claim. Any amounts received by Seller as a result of such claims shall be paid to Buyer. 35

Exhibit 2.1 13. Non-Competition; Non-Solicitation. (a) For a period of three (3) years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) own, manage, operate, join, control, participate or engage in or assist others in managing, operating, participating or engaging in the Restricted Business in the Territory whether doing so as an officer, director, manager, member, owner, partner, joint venturer, manager, employee, independent contractor, consultant, advisor or a sales representative, whether paid or unpaid; (ii) have an interest in any Person that owns, manages, operates, joins, controls, participates or engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, manager, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and customers, members or suppliers of the Company within the Restricted Business. Notwithstanding the foregoing, Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person. (b) During the Restricted Period, (i) Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any employee of the Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; and (ii) Buyer shall not, and shall not permit any of its Affiliates (including the Company) to, directly or indirectly, hire or solicit any employee of the Seller or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees. (c) During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Company or potential clients or customers of the Company for purposes of diverting their Business or services from the Company, in each case, within the Restricted Business. (d) The Parties acknowledge that a breach or threatened breach of this Section 13 would give rise to irreparable harm to the other Party, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by either Party of any such obligations, the other Party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond). (e) The Parties acknowledge that the restrictions contained in this Section 13 are reasonable and necessary to protect the legitimate interests of the Parties and constitute a material inducement to the Parties to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 13 36

Exhibit 2.1 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 13 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction. 14. General Provisions. (a) Survival. All representations and warranties in this Agreement shall survive until the date that is 12 months after the Effective Date; provided, however, that (i) any representation or warranty that would otherwise so expire shall survive if a written notice is delivered pursuant to Section 9(a) prior to the end of the applicable survival period, until the related claim for indemnification has been finally resolved, (ii) the representations and warranties in Section 5(o) (Taxes) shall survive until the date that is 60 days after the expiration of the applicable statute of limitations (including any extensions thereto) for the item in question, and (iii) the Fundamental Representations shall survive indefinitely. Each of the covenants or other agreements contained in this Agreement shall survive the Effective Date until performed in full according to its terms. Notwithstanding the foregoing, any claim arising from fraud, intentional misrepresentation or willful misconduct shall survive the Effective Date indefinitely. (b) Disclosure Schedules. The information set forth in each section or subsection of the Disclosure Schedules shall be deemed to provide the information contemplated by, or otherwise qualify, the representations and warranties of Seller set forth in the corresponding section or subsection of this Agreement and any other section or subsection of Section 5, but only to the extent that it is reasonably apparent on the face of the disclosure that it applies to such other section or subsection of Section 5. (c) Public Announcements. The Parties agree that any public announcement or similar publicity with respect to this Agreement or the Ancillary Agreements or the transactions under this Agreement or the Ancillary Agreements will be issued, if at all, only at such time and in such manner and form as Buyer, in its sole discretion, determines. (d) Notices. All notices under this Agreement must be in writing and will be deemed properly given (i) on the next business day after deposit for overnight delivery by courier, (ii) 3 business days after mailing, by registered or certified mail, return receipt requested, or (iii) upon transmission by email, or confirmation of transmission by facsimile, if sent by 5 p.m. Pacific time on a business day and otherwise on the next business day, in each case to the applicable address set forth below: For Buyer or the Company: Genesis Park 2000 Edwards Street, Suite B 37

Exhibit 2.1 Houston, Texas 77007 Facsimile: (713) 993-7762 E-mail:pshaper@genesis-park.com Attention: Peter Shaper with a copy to: King & Spalding LLP 1100 Louisiana, Suite 4000 Houston, Texas 77002 Facsimile: (713) 751-3290 E-mail:dinoff@kslaw.com Attention: Darren S. Inoff with a copy to: Virgil Inc. 110 E. 25th Street New York, NY 10010 Email: ron@virgilcareers.com Attention: Ron Mitchell For Seller: DHI Group, Inc. 1040 Avenue of the Americas, 8th Floor New York, NY 10018 Attention: General Counsel Email: Brian.Campbell@dhigroupinc.com with a copy to: Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Attention: Uri Doron Email: udoron@winston.com (e) Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware, without regard to conflict of law principles which would result in the application of the Laws of another jurisdiction. Each Party submits to personal jurisdiction in the State of Delaware and further agrees that any action relating to this Agreement will be brought exclusively in a court in the State of Delaware. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN 38

Exhibit 2.1 RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(E). (f) Costs. Except as otherwise expressly set forth in this Agreement, each Party is responsible for its own costs and expenses incurred in connection with this Agreement and the transactions under this Agreement. (g) Withholding. Buyer is entitled to withhold from any amounts payable pursuant to this Agreement such amounts as it is required to withhold under applicable Tax Law; provided, however, except with respect to payments in the nature of compensation to be made to employees or former employees, Buyer shall provide Seller with a written notice of Buyer’s intention to withhold prior to any such withholding and a reasonable opportunity to take such actions (including providing certificates or Tax forms) as may eliminate, mitigate or otherwise reduce any potential withholding or deduction requirement. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such amounts will be treated for purposes of this Agreement as having been paid to the party for which such withholding was made. (h) Miscellaneous. This Agreement (including the attached schedules and exhibits), the Ancillary Agreements and any other agreement between the Parties executed on the Effective Date express the complete and final understanding of the Parties with respect to the subject matter of such agreements, and supersede all prior agreements or communications among the Parties, whether written or oral, with respect to the subject matter of such agreements. No modification of this Agreement will be effective unless in writing and executed by Buyer and Seller. No waiver of any provision of this Agreement will be valid unless in writing and signed by the Party against whom the waiver is sought to be enforced. Failure of a Party to enforce any right under this Agreement will not constitute a waiver of future enforcement of such right or any other rights. If any provision of this Agreement is held to be invalid by any court, the remainder of this Agreement will remain in force and will not be affected. No Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties, except that Buyer may without such consent assign any of its rights or obligations under this Agreement to any Affiliate, to any lender as collateral security or to any purchaser of all or any portion of its business. This Agreement and all of its provisions are for the sole and exclusive benefit of, and will be binding upon, the Parties and their successors and permitted assigns, and the Buyer Parties where applicable, and nothing in this Agreement will give or be construed to give any other party any rights under this Agreement. The language used in this Agreement has been chosen by the Parties to express their mutual intent, and no rule of strict construction will 39

Exhibit 2.1 be applied against any Party. The headings in this Agreement are for reference only and will not affect the meaning of this Agreement. When a deadline under this Agreement falls on a day that is not a business day, the deadline is deemed to fall on the next following business day. This Agreement may be executed in counterparts, all of which taken together will constitute one agreement, and signatures exchanged by facsimile or .pdf will constitute effective execution and delivery of this Agreement. All dollar amounts stated in this Agreement are U.S. dollar amounts and all references to $ are to U.S. dollars. (i) Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. Any reference in this Agreement to gender includes all genders, and the meaning of defined terms applies to both the singular and the plural of those terms. [Signatures Follow] 40

Exhibit 2.1

Exhibit 2.1

Exhibit 2.1 Exhibit A Estimated Adjustment Amount Cash $ 1,850,000 Working Capital $ 2,000,000 Working Capital in excess of Target Working $ 200,000 Capital Indebtedness $ 0 Transaction Expenses $ 832,629 Estimated Adjustment Amount $ 1,217,371 (increases amount payable to Seller)